Exhibit 10.6

Restricted Stock Unit
Grant Notice and Agreement
for Non-Employee Directors
GLOBAL EAGLE ENTERTAINMENT INC.
2013 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT GRANT NOTICE AND AGREEMENT
To: [Name] (referred to herein as “you”)
Global Eagle Entertainment Inc. (the “Corporation”) is pleased to confirm that you have been granted a Restricted Stock Unit (“RSU”) Award (this “Award”), effective [Date] (the “Award Date”). This Award is subject to the terms of this Restricted Stock Unit Grant Notice and Agreement for Non-Employee Directors (this “Agreement”) and is made under the Global Eagle Entertainment Inc. 2013 Equity Incentive Plan, as amended (the “Plan”) which is incorporated into this Agreement by reference. Any capitalized terms used herein that are otherwise undefined shall have the same meaning provided in the Plan.

1.
Acceptance of Terms and Conditions. To be eligible to receive this Award, you must sign this Agreement and return it to [____________] within 30 days after the Award Date. By signing this Agreement, you agree to be bound by the terms and conditions herein, the Plan and any and all conditions established by the Corporation in connection with Awards issued under the Plan, and you further acknowledge and agree that this Award does not confer any legal or equitable right (other than those rights constituting the Award itself) against the Corporation or any Subsidiary (collectively, the “Global Eagle Companies”) directly or indirectly, or give rise to any cause of action at law or in equity against the Global Eagle Companies.

2.
Grant of Restricted Stock Units. Subject to the restrictions, limitations, terms and conditions specified in the Plan, the Prospectus for the Plan (the “Plan Prospectus”), and this Agreement, the Corporation hereby grants you as of the Award Date [number] RSUs. These RSUs will remain restricted until the vesting date set forth below (the “Vesting Date”) or, if earlier, an event described in either Section 5 (death or Disability) or Section 7 (Change in Control) below. Prior to becoming vested, the RSUs are not transferable by you by means of sale, assignment, exchange, pledge, or otherwise. On the below-stated Vesting Date on which you continue to serve as a director of the Corporation, you will vest in the below-stated percentage of the total number of RSUs awarded in this Agreement:

Vesting Date	Vested Percentage
13-month anniversary of Award Date	100%

3.
Dividend Equivalents. Subject to the restrictions, limitations and conditions described in the Plan, dividend equivalents payable on the RSUs will be accrued on your behalf at the time that cash dividends are otherwise paid to owners of Common Stock. Accrued dividend equivalent balances will be paid to you without interest upon the distribution of the Shares following the Vesting Date.

4.
Distribution of Shares upon Vesting Date or Subsequent Deferral Date. The relevant Shares attributable to the RSUs that have become vested under Paragraph 2 above will be delivered to you within five business days after the Vesting Date. In lieu of receiving Shares on such Vesting Date, you may elect to defer the issuance of Shares payable with respect to the RSUs to the date that is five years after the Vesting Date (the “Subsequent Deferral Date”). An election to choose a Subsequent Deferral Date shall be made within thirty days after the Award Date and shall be on such terms and conditions as specified by the Committee. This Paragraph 4 shall be interpreted and administered consistent with the requirements of Treas. Reg. Sect. §1.409A-2(b).

5.
Death or Disability. In the event that you cease to serve as a director of the Corporation because of your death or Disability prior to the Vesting Date or the Subsequent Deferral Date (if you have elected one), all unvested RSUs will vest as of the date of death or the date you are determined to have suffered a Disability, and the shares attributable to such RSUs be distributed during the first two months of the year immediately following the calendar year in which you die or suffered a Disability. Notwithstanding the foregoing, if you elected a Subsequent Deferral Date, a termination due to Disability under this Paragraph 5 must also constitute a “disability” as defined in Treasury Regulation § 1.409A-3(i)(4) in order for payment to be made on an accelerated basis as described in this Paragraph 5.

6.
Termination Other than as a Result of Death or Disability. If you cease to serve as a director of the Corporation for any reason other than death or Disability, then all unvested RSUs at such time are forfeited on the date your service terminates. If you terminate services as a director under this Paragraph 6 and you elected a Subsequent Deferral Date, then the shares attributable to any vested RSUs will be distributed within five business days after such termination so long as it qualifies as a “separation from service” under Section 409A of the Code.

7.
Change of Control. In the event of a Change of Control prior to the Vesting Date or the Subsequent Deferral Date (if you have elected one), all restrictions on outstanding RSUs shall lapse, and RSUs shall be paid out as promptly as practicable. Notwithstanding the foregoing, if you elected a Subsequent Deferral Date, a transaction or event must also constitute a “change in control event,” as defined in Treasury Regulation § 1.409A-3(i)(5) in order for payment to be made on an accelerated basis. .

8.
Taxes. You are personally responsible for the proper reporting and payment of all taxes related to distribution and payment of accrued dividend equivalent balances. The Global Eagle Companies shall have the right to deduct from any Award, an amount equal to any income, social, or other taxes of any kind required by law to be withheld in connection with the settlement of the RSUs or other securities pursuant to this Agreement. If the distribution of RSUs is subject to tax withholding, such taxes will be settled by withholding cash and/or a number of Shares with a market value not less than the amount of such taxes. Any cash from dividend equivalents remaining after withholding taxes are paid will be paid in cash to you. If withholding of taxes is not required, none will be taken and the gross number of Shares will be distributed and dividend payments made.

9.
Adjustments. If the number of outstanding Shares is changed as a result of a stock split or the like without additional consideration to the Corporation, the number of RSUs subject to this Award shall be adjusted to correspond to the change in the outstanding Shares.

10.
Rights as a Stockholder. Except as provided in Paragraph 3 above (regarding dividends), by accepting this Award, you shall have no rights as a stockholder of the Corporation in respect of the RSUs, including the right to vote until and unless the RSUs have vested and ownership of Shares issuable upon vesting of the RSUs has been transferred to you.

11.
Public Offer Waiver. By voluntarily accepting this Award, you acknowledge and understand that your rights under the Plan are offered to you strictly as a director of the Corporation and that this Award of RSUs is not an offer of securities made to the general public.

12.
Conformity with the Plan. This Award is intended to conform in all respects with, and is subject to, all applicable provisions of the Plan. Inconsistencies between this Agreement, the Plan Prospectus or the Plan shall be resolved in accordance with the terms of the Plan. By your acceptance of this Agreement, you agree to be bound by all of the terms of this Agreement, the Plan, and the Plan Prospectus.

13.
Interpretations. Any dispute, disagreement or question that arises under, or as a result of, or in any way relates to the interpretation, construction or application of the terms of this Agreement, the Plan, or the Plan Prospectus will be determined and resolved by the Committee or its authorized delegate. Such determination or resolution by the Committee or its authorized delegate will be final, binding and conclusive for all purposes.

14.
Consent to Transfer Personal Data. By accepting this Award, you voluntarily acknowledge and consent to the collection, use, processing and transfer of personal data as described in this Paragraph. You are not obliged to consent to such collection, use, processing and transfer of personal data. The Corporation holds certain personal information about you, that may include your name, home address and telephone number, fax number, email address, family size, marital status, sex, beneficiary information, emergency contacts, passport/visa information, age, language skills, drivers license information, date of birth, birth certificate, social security number or other employee identification number, nationality, C.V. (or resume), wage history, job title, current wage and benefit information, personal bank account number, tax related information, plan or benefit enrollment forms and elections, option or benefit statements, any Shares or directorships in the Corporation, details of all options or any other entitlements to Shares awarded, canceled, purchased, vested, unvested or outstanding in your favor, for the purpose of managing and administering the Plan (“Data”). The Corporation may transfer Data to any third parties assisting the Corporation in the implementation, administration and management of the Plan. These recipients may be located throughout the world, including the United States. You authorize them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and the subsequent holding of Shares on your behalf to a broker or other third party with whom you may elect to deposit any Shares acquired pursuant to the Plan. You may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Corporation.

15.	Miscellaneous.

a.
Modification. The Award of these RSUs is documented by the records of the Committee or its delegate which shall be the final determinant of the number of Shares granted and the conditions of this Agreement. The Committee may amend or modify this Award in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Award, provided that no such amendment or modification shall impair your rights under this Agreement without your consent. Except as in accordance with the two immediately preceding sentences and Paragraph 17, this Agreement may be amended, modified or supplemented only by an instrument in writing signed by both parties hereto.

b.
Governing Law. All matters arising under this Agreement, including matters of validity, construction and interpretation, shall be governed by the internal laws of the State of Delaware, without regard to any state’s conflict of law principles. You and the Corporation agree that all claims in respect of any action or proceeding arising out of or relating to this Agreement shall be heard or determined in any state or federal court sitting in Delaware and you agree to submit to the jurisdiction of such courts, to bring all such actions or proceedings in such courts and to waive any defense of inconvenient forum to such actions or proceedings. A final judgment in any action or proceeding so brought shall be conclusive and may be enforced in any manner provided by law.

c.
Successors and Assigns. Except as otherwise provided herein, this Agreement will bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

d.
Severability. Whenever feasible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

16.
Section 409A. It is intended that this Award will be exempt from Section 409A or, if an election is made to have a Subsequent Deferral Date, comply with the requirements of Section 409A of the Code. However, nothing in the Agreement shall be construed to result in a guarantee of this tax treatment, and you shall be responsible for all of your federal, state and local taxes (and any related liabilities). This Paragraph 16 does not create an obligation on the part of the Corporation to modify the Plan or this Agreement and does not guarantee that the RSUs or the shares of Stock delivered hereunder will not be subject to taxes, interest and penalties under Section 409A of the Code. You shall be responsible for all of the Grantee’s federal, state and local taxes (and any related liabilities)

17.
Amendment. By accepting this Award, you agree that the granting of the Award is at the discretion of the Committee and that acceptance of this Award is no guarantee that future Awards will be granted under the Plan. Notwithstanding anything in this Agreement, the Plan Prospectus, or the Plan to the contrary, this Award may be amended by the Corporation without your consent, including but not limited to modifications to any of the rights granted to you under this Agreement, at such time and in such manner as the Corporation may consider necessary or desirable to reflect changes in law. You understand that the Corporation may amend, resubmit, alter, change, suspend, cancel, or discontinue the Plan at any time without limitation.

The undersigned hereby acknowledges, accepts, and agrees to all terms and provisions of the foregoing Agreement.
___________________________________
Director
___________________________________
Date

THE SIGNED AGREEMENT MUST BE RETURNED TO [INSERT NAME AND ADDRESS] WITHIN 30 DAYS OF THE AWARD DATE.
DM_US 60299289-3.088256.0011

Exhibit 2

Form of Deferral Election Form

GLOBAL EAGLE ENTERTAINMENT INC. 2013 EQUITY INCENTIVE PLAN
DIRECTOR RESTRICTED STOCK UNIT ELECTION FORM
NAME OF DIRECTOR:            ________________________________________
NUMBER OF RSUs:            ________________________________________
AWARD DATE:            __________April , _____ 2015_____________________
TIME FOR PAYMENT OF SHARES SUBJECT TO RESTRICTED STOCK UNITS (“RSUs”):
100% of the shares of Global Eagle Entertainment Inc. (“GEE”) common stock underlying the RSUs that have become vested will be issued to you on May ___, 2016, which is the 13-month anniversary of the Grant Date (the “standard payment date”), except that 100% of the shares you have not yet received will be issued to you on the earlier of:

1.    your death or Disability (as defined in the 2013 Equity Incentive Plan),
2.    a “Change of Control” (as defined in the 2013 Equity Incentive Plan), or
3.    your termination of services as a director.
GEE shall issue shares to you in satisfaction of the RSUs as soon as administratively practicable after the standard payment date or the applicable payment date under items 1 through 3 above.
In lieu of receiving shares on the standard payment date, you may elect May ___ as an “optional payment date”, which is the fifth anniversary of the standard payment date. Tax rules under Section 409A of the Internal Revenue Code apply to the settlement of RSUs that are subject to the optional payment date.
You must complete and submit this payment election form to __________ no later than ______________ by hand, express mail, regular mail, facsimile or e-mail (by PDF copy) if you would like to elect the optional payment date.
If you do not timely elect the optional payment date, the shares subject to your RSUs will be delivered on the standard payment date, subject to being paid earlier due to one of the events listed in items 1 through 3 above.
PLEASE CHECK THE APPLICABLE BOX
I decline to elect the optional payment date. I understand that payment will be made to me shortly after the earlier the standard payment date or one of the events listed in items 1 through 3 above, and that I will not have any option to further defer payment of the RSUs granted to me on April ____, 2015.
I elect an optional payment date as set forth above, which shall be [May [ ], 2019]
By signing this Payment Election Form, you acknowledge that you have received a copy of the 2013 Equity Incentive Plan and the Restricted Stock Unit Award Agreement, and that you understand this Payment Election Form is irrevocable.
Signature of Director __________________________________    Dated: ____________________
Print Name of Director _________________________________

Accepted by GEE: _________________________            Dated: _____________________
GLOBAL EAGLE ENTERTAINMENT INC. 2013 EQUITY INCENTIVE PLAN
BENEFICIARY DESIGNATION FORM

Any shares subject to your Restricted Stock Units (“RSUs”) granted under the Global Eagle Entertainment Inc. 2013 Equity Incentive Plan that are not issued as of the date of your death will be payable to the Beneficiary previously designated by you and communicated in writing to Global Eagle Entertainment Inc. (“GEE”) or, if you have not designated a Beneficiary in writing to GEE, to your estate.
This Beneficiary Designation Form allows you to select who will receive payment of unissued shares under your RSUs at your date of death, if any.
I do hereby designate as Beneficiary to receive payments thereunder in the event of my death the following individuals:
Beneficiary:_____________________________    Relationship:    ____________________
You may change the Beneficiary named in this Beneficiary Designation Form at any time or times without the consent of any such Beneficiary. This designation is made upon the following terms and conditions:
1.    If any payment following your death shall be payable to any trust, GEE shall not be liable to see to the application by the trustee of any payment hereunder at any time, and may rely upon the sole signature of the trustee to any receipt, release or waiver, or to any transfer or other instrument to whomsoever made purporting to affect this nomination or any right hereunder.
2.    A Participant's Beneficiary designation shall be deemed automatically revoked if the Participant names a spouse as Beneficiary and that marriage is later dissolved or the spouse dies. Without limiting the generality of the foregoing, the interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant or whose marriage with the Participant has been dissolved shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.
This designation cancels and supersedes any previous Beneficiary Designation Form signed by you.

Signature of Director    ______________________        Date:    ____________________
Print Name of Director    ______________________

Accepted by GEE: _________________________            Dated: _____________________

DM_US 60912030-1.088256.0013